Exhibit 10.1(a)

ISSUING AND PAYING AGENCY AGREEMENT

This Issuing and Paying Agency Agreement (the “Agreement”) is made as of September 18, 2017 by and between Ecolab Inc. (the “Issuer”) and MUFG Union Bank, N.A., as issuing and paying agent (the “Agent”).

WHEREAS, the Issuer has previously entered into that certain Commercial Paper Issuing and Paying Agent Agreement dated as of September 22, 2014 with Deutsche Bank Trust Company Americas (as successor to JPMorgan Chase Bank, National Association) (the “Prior IPA Agreement”);

WHEREAS, the Issuer has advised that the Prior IPA Agreement will be terminated effective as of the date of this Agreement;

WHEREAS, the Issuer proposes to continue to incur debt by issuing Notes, as defined below, in the commercial paper market pursuant to its existing commercial paper program and any additional commercial paper programs established by the Issuer (each, inclusive of Issuer’s existing commercial paper program, a “Commercial Paper Program”).

WHEREAS, at Issuer’s request, the Agent has agreed to act as successor issuing and paying agent for Issuer as of the date hereof as specified herein in connection with the Notes (as defined below) issued pursuant to the Prior IPA Agreement in connection with the Issuer’s existing commercial paper program and pursuant this Agreement in connection with any additional Commercial Paper Programs established by the Issuer from time to time; and

WHEREAS, the parties hereto desire to enter into this Agreement to memorialize the terms and conditions pursuant to which the Agent shall act as issuing and paying agent for the Issuer in connection with such Commercial Paper Programs.

NOW THEREFORE, in consideration of the foregoing and the terms and conditions provided for in this Agreement, the parties hereto agree as follows:

SECTION 1.APPOINTMENT AND ACCEPTANCE.

The Issuer hereby appoints Agent as its issuing and paying agent in connection with the issuance from time to time and payment of certain short-term promissory notes of the Issuer (the “Notes”) in connection with Commercial Paper Programs established by the Issuer, as more fully described herein, and Agent agrees to act as such issuing and paying agent upon the terms and conditions contained in this Agreement. The Issuer may establish one or more commercial paper programs under this agreement by delivering a completed program schedule in the form of Exhibit A hereto (the “Program Schedule”) with respect to each such program to the Agent. The Agent has given the Issuer a copy of the initial form of Program Schedule and the Issuer shall complete and return such initial Program Schedule to the Agent prior to or simultaneously with the execution of this Agreement. If any of the information provided in, or attached to, a Program Schedule shall change, the Issuer shall promptly inform the Agent of such change in writing.

SECTION 2.NOTES.

a.All Notes issued by the Issuer pursuant to a Commercial Paper Program shall be promissory notes and shall be exempt from the registration or qualification requirements of the federal securities laws, including but not limited to the Securities Act of 1933, as amended, and from applicable state securities laws. The Notes may be placed by dealers (the “Dealers”), pursuant to Section 3 hereof. All Notes shall be denominated in United States Dollars.

b.Except in accordance with Section 2(e) of this Agreement, the Notes shall not be issued in physical form, but their aggregate face amount shall be represented by a master note (the “Master Note”) in the form of Exhibit B executed by the Issuer pursuant to the book-entry commercial paper program of The Depository Trust Company (“DTC”). Agent shall maintain the Master Note in accordance with its customary practices, on behalf of Cede & Co., the registered owner thereof and nominee of DTC. As long as Cede & Co. is the registered owner of the Master Note, the beneficial ownership interest therein shall be shown on, and the transfer of ownership thereof shall be effected through, entries on the books maintained by DTC and the books of its direct and indirect participants.

c.The Master Note and the Notes shall be subject to DTC’s rules and procedures, as amended from time to time. Agent shall not be liable or responsible for sending transaction statements of any kind to DTC’s participants or the beneficial owners of the Notes, or for maintaining, supervising or reviewing the records of DTC or its participants with respect to such Notes.

d.In connection with DTC’s commercial paper program, the Issuer understands that as one of the conditions of its participation therein it shall be necessary for the Issuer and Agent to enter into a Letter of Representations, in the form of Exhibit C hereto, and for DTC to receive and accept such Letter of Representations. In accordance with DTC’s program, the Agent, for the account and at the expense of the Issuer shall obtain from the CUSIP Service Bureau a written list of CUSIP numbers for the Notes, and shall deliver such list to DTC and the Issuer. The CUSIP Service Bureau shall bill the Issuer directly for the fee or fees payable for the list of CUSIP numbers for the Notes.

e.Notwithstanding Section 2(b) of this Agreement, if the Issuer notifies the Agent in writing that DTC is no longer willing or able to properly discharge its responsibilities with respect to the Notes, Issuer may, if it is unable to locate a qualified successor depositary, issue certificated notes (“Certificated Notes”). If and when the Issuer issues such Certificated Notes, the Issuer and the Agent shall agree on the format of such Certificated Notes. Thereafter, the Issuer shall from time to time deliver to the Agent adequate supplies of Certificated Notes which will be in bearer form, serially numbered and shall be executed by the manual or facsimile signature of an Authorized Representative. The Agent will acknowledge receipt of any such supply of Certificated Notes received from the Issuer, noting any exceptions to the shipping manifest or transmittal letter (if any) and will hold the Certificated Notes in safekeeping for the Issuer in accordance with the Agent’s customary practices. The Agent shall not have any responsibility or liability to determine whether any facsimile or manual signature is genuine, if such facsimile or manual signature resembles the specimen signature attached to the Issuer’s certificate of incumbency with respect to such Authorized Representative. Any Certificated Note bearing the manual or facsimile signature of a person who was an Authorized Representative on the date such signature was affixed shall bind the Issuer after completion by the Agent, notwithstanding that such person shall have ceased to hold his or her office on the date such Note is countersigned or delivered by the Agent.

SECTION 3.CERTIFICATE OF AUTHORIZED REPRESENTATIVES AND LIST OF DELEGATES.

a.The Issuer has delivered to the Agent (i) a certified copy of the duly adopted resolution from Issuer’s Board of Directors (or other governing body) authorizing the issuance of Notes under each commercial paper program established pursuant to this Agreement and (ii) a Certificate of Incumbency attached hereto as Exhibit D, with specimen signatures attached, for those officers of the Issuer authorized to take actions with respect to the Notes (each such person in hereinafter referred to as an “Authorized Representative”). Until the Agent receives any subsequent incumbency certificates of the Issuer, the Agent shall be entitled to rely on the last incumbency certificate delivered to it for the purposes of determining the identity of all Authorized Representatives.

b.The Issuer represents and warrants that each Authorized Representative may appoint other officers, employees and agents of the Issuer (the “Delegates”), including without limitation any dealers, to issue Instructions, as hereinafter defined, to the Agent under this Agreement, and take other actions on the Issuer’s behalf hereunder, provided that notice of the appointment of each Delegate is delivered to the Agent in writing (including through the delivery of a certificate of the type contemplated by Section 3(c) of this Agreement). Each such appointment shall remain in effect unless and until revoked by the Issuer in a written notice to the Agent.

c.The Issuer has delivered to the Agent a certificate, a copy of which is appended hereto as Exhibit E, containing the name, title, contact details, and true signature of each Delegate duly authorized to take action on behalf of the Issuer with respect to the Notes. The Issuer agrees to promptly provide a revised Certificate of Incumbency and a revised list of Delegates to the Agent in the event that the Authorized Representatives or Delegates change.

d.The Issuer agrees that the Agent shall not be liable for the Agent’s action or inaction in reliance on the Certificate of Incumbency or list of Delegates at any time, including any inaccurate Certificate of Incumbency or list of Delegates for which a copy of an accurate replacement Certificate of Incumbency or list of Delegates has not been provided to Agent.

SECTION 4.INSTRUCTIONS.

a.Agent shall provide Issuer through Issuer’s Authorized Representatives and Delegates access to Agent’s issuing and paying agency system or other electronic means (collectively, the “System”), following completion of the IPA Port and Online Trust & Custody Enrollment Application in the form of Exhibit F hereto, in order that Agent may receive Instructions for the issuance of Notes and which Instructions shall constitute the giving of a duly authorized written and signed instruction which Agent may act upon in accordance with Section 5(e). The term “Instructions” shall mean a communication, purporting to be from an Authorized Representative or Delegate, via the System, in accordance with the Program Schedule as completed and executed by the Issuer. If the System is inoperable or inaccessible at any time, an Authorized Representative or Delegate may deliver written, faxed, oral, or electronically transmitted communications to the Agent, and in such event, the term “Instructions” shall mean such communication, purporting to be from an Authorized Representative or Delegate, which instructions shall be verified in accordance with any security procedures agreed upon by the parties or, in accordance with the following sent by unsecured email or provided telephonically. Agent may in its absolute discretion accept oral Instructions transmitted telephonically provided Agent believes in good faith that the Instructions are genuine. If oral Instructions are received, the Authorized Representative or Delegate shall promptly, and within no more than 24 hours, confirm such Instructions in writing or by other means permitted hereunder. Agent shall have no liability and Issuer will hold Agent harmless for failure of an Authorized Representative or Delegate to send such confirmation or the failure of such confirmation to conform to the telephone Instructions received. Issuer consents to the recording of any telephone communications with Agent, and agrees that Agent need not solicit such consent or remind the caller of such recording at each such communication.

b.Agent must receive all instructions by 1.30 p.m. New York time on any day that the Agent is open for business (a “Business Day”) at the address set forth in Section 15 hereof. If any Instructions are received after 1.30 p.m. New York time on any Business Day, or if they are received on other than a Business Day, the Instructions will be operative, as appropriate, on the next succeeding Business Day. If the Agent, in its sole discretion, acts upon Instructions transmitted after 1.30 p.m. New York time on the day on which the Instructions are to be operative, the Issuer or any Dealer understands and agrees that (i) such Instructions shall be acted upon, on a reasonable efforts basis, by the Agent pursuant to the custom and practice of the commercial paper market, and (ii) the Agent makes no representations or warranties that the issuance and delivery of any Note shall be completed prior to the close of business on the issue date specified in the applicable Instructions.

SECTION 5.ISSUANCE.

a.The Agent’s sole duties in connection with the issuance of the book-entry obligations represented by the Notes shall be as follows:

(i)Upon receipt of Instructions from an Authorized Representative or Delegate, the Agent shall transmit such Instructions to DTC and direct DTC to cause appropriate entries of the Notes to be made in accordance with DTC’s applicable rules, regulations and procedures for book-entry commercial paper programs.

(ii)The Agent shall assign CUSIP numbers obtained by the Issuer to each Note.

(iii)Promptly following DTC’s established settlement time on each issuance date, the Agent shall access DTC’s system to verify whether settlement has occurred with respect to each Note issued on such issuance date.

(iv)Prior to the close of business on any settlement date, the Agent shall deposit immediately available funds in the amount of the proceeds due the Issuer (if any) to the account of the Issuer at the Agent as described in the Program Schedule (the “Account”), provided that the Agent has received DTC’s confirmation that each Note issued on such issuance date has settled in accordance with DTC’s applicable rules, regulations and procedures.

b.Issuer acknowledges that (i) the delivery of any Note against payment (i.e. the principal amount of the Note less the discount specified in the Instructions or the principal amount of any interest bearing obligation) and the actual receipt of payment thereof are not simultaneous transactions and (ii) the purchaser of a Note is obligated to settle its purchase of such Note in immediately available funds on the settlement date for such Note. In no circumstances shall the Agent bear the risk of any such purchaser’s failure to remit the proceeds of the sale of a Note. The Agent shall have no liability whatsoever to the Issuer if any DTC participant purchasing a Note fails to settle or delays in settling its balance with DTC or if DTC or any DTC participant fails to perform in any respect.

c.Agent shall have no duty or responsibility to transfer to the Issuer any amounts from the sale of any Note, unless and until (i) the Agent actually receives the proceeds of the sale of such Note and (ii) the Agent’s receipt of such proceeds is not subject to reversal or cancelation. Agent may as a matter of bookkeeping convenience or by separate agreement with the Issuer, credit the Account with the proceeds from the sale prior to Agent’s actual receipt of final payment; therefore, all such credits shall be conditional until the Agent’s actual receipt of final payment and may be reversed by Agent to the extent that final payment is not received. The Agent shall have no duty or responsibility to advance to the Issuer any monies or otherwise provide any credit to the Issuer with respect to such proceeds or transfers.

d.Funds received by the Agent in accordance with the issuance of Notes or payments on the Notes shall be held pursuant to this Agreement until such time as such funds are transferred in accordance with the relevant Instructions or this Agreement. The Issuer may direct the Agent to invest funds in an interest bearing deposit product equivalent that the Agent makes available to its customers. Except as set forth in the preceding sentence, the Agent shall not be liable for interest on any funds received, or held by, it hereunder. The Agent shall not be obligated to credit the Account unless and until the Agent receives payment of the purchase of each Note. From time to time the Agent, in its sole discretion, may permit the Issuer to have the use of funds payable with respect to a Note prior to the Agent’s receipt of the sales proceeds of such Note. If the Agent makes a deposit, payment or transfer of funds on behalf of the Issuer before the Agent receives payment for any Note, such deposit, payment or transfer of funds shall represent an advance by the Agent to the Issuer to be repaid promptly, and under all circumstances on the same day as it is made, from the proceeds of the sale of such Note, or by the Issuer if the Agent does not receive such proceeds. Such an advance may be referred to herein as an ‘overdraft’ whether on an intraday or longer basis.

e.The Agent shall have no liability for acting on any Instruction it has relied upon in good faith. The Agent shall have no obligation to verify the validity, truth, or accuracy of any Instruction received by it. The Agent shall have no liability to the Issuer or any Dealer whatsoever if any DTC participant purchasing a Note fails to settle or delays in settling its balance with DTC or if DTC fails to perform in any respect.

f.Neither the Agent nor its directors, officers, employees or agents shall be required to ascertain whether any issuance or sale of any Notes (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Issuer is a party (whether or not the Agent or the Bank is also a party to such agreement).

SECTION 6.PAYMENT.

a.The Agent’s sole duty in connection with payment of the Notes at maturity shall be to pay the discounted principal amount of the Note or principal plus interest of an interest-at- maturity Note.

b.The Agent shall not make a payment with respect to any maturing Note or any Periodic Interest Payment of the amount referred to in this Section unless immediately available funds in the amount to be paid in respect of such Note have been received by the Agent prior to 1:00 p.m. New York Time on or before the applicable maturity date or interest payment date, in accordance with directions in the Program Schedule. The Agent shall have no obligation under this Agreement to make any payment for which there is not sufficient, available and collected funds in the Account and Agent may, without liability to the Issuer, refuse to pay any Note or make any interest payment that would result in an overdraft to the Account. The Issuer hereby gives blanket authority for the Agent to debit or credit the Account in accordance with this Agreement. The Agent will so debit or credit the Account, at such time and in such amounts as required from time to time for the purpose of funding any net amounts outstanding due to account trading activity.

c.As described in Section 5(d) hereof, an overdraft will exist in the Account if the Agent in its sole discretion (i) permits an advance to be made, notwithstanding the provisions of the Section 5(c) or if a provisional credit is reversed pursuant to Section 5(c) hereof and such overdraft is not repaid in full on the same day as it occurs, or (ii) pays a Note in excess of the available collected balance in the Account. Overdrafts in the Account shall be subject to all of Agent’s related fees and charges. Agent shall also have the right to utilize any cash in the Account in order to obtain reimbursement hereunder and to set off Agent’s obligations with respect to any deposits or credit balances in the Account against any obligation of Issuer hereunder. The Issuer shall repay any such overdraft including related fees and charges no later than the next Business Day, together with any interest on the overdraft at the rate established by the Agent for the Account, computed from and including the date the overdraft occurred to the date of repayment.

SECTION 7.REPRESENTATIONS AND WARRANTIES.

The Issuer represents and warrants that:

(a)It will comply with all of its obligations and duties under this Agreement.

(b)This Agreement, the Master Note, and the Notes have been duly authorized and this Agreement is, and the Master Note and the Notes (when issued in accordance with Instructions) will be, valid, legal and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is sought in a proceeding in equity or law).

(c)Each Note issued under this Agreement will be exempt from Registration under the Securities Act of 1933, as amended.

(d)Each Instruction provided by the Issuer or related Authorized Representative or Delegate to issue Notes under this Agreement shall be deemed a representation and warranty by the Issuer as of the date thereof that the representations and warranties herein are true and correct as if made on and as of such date.

SECTION 8.COMPENSATION.

The Issuer agrees to pay such compensation for the Agent’s issuing and paying agent services pursuant to this Agreement in accordance with the Agent’s schedule of fees in effect as of the date hereof, as amended from time to time and executed by the Issuer. The obligation of the Issuer in this Section to pay the Agent fees for services provided under this Agreement shall survive any termination of this Agreement and the issuance and payment of the Notes. The Issuer shall also reimburse the Agent for any fees or charges imposed by DTC with respect to services provided in connection with the Notes.

SECTION 9.CERTAIN RIGHTS OF THE AGENT.

a. The Agent shall have no obligations under this Agreement towards, or any relationship of agency or trust with, or any fiduciary obligations to, the Issuer, any Dealer, any purchaser of a Note, or any other third-party, and shall only be obligated to perform the duties of the Agent set out specifically in this Agreement. No implied covenants, duties or obligations shall be read into this Agreement against the Agent.

b.No provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

c.The Agent shall not be bound to make any investigation into the facts or matters stated in any document, instrument, instruction or other delivery furnished to the Agent under this Agreement.

d.Any entity into which Agent may be merged or with which the Agent may be consolidated, or any entity resulting from any merger or consolidation to which the Agent shall be a party, or any entity succeeding to all or substantially all its issuing and paying agent business, shall succeed to all of its rights, obligations and immunities hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Agent shall give notice of any such merger, consolidation or succession to the Issuer.

e.the Agent may consult with counsel and the written advice of such counsel or any opinion of counsel rendered thereby shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

f.The Agent, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not acting hereunder.

SECTION 10.LIABILITY; INDEMNIFICATION.

a.The Issuer agrees that, except in the case of gross negligence or willful misconduct by the Agent, the Agent shall not be liable for any losses, damages, liabilities or costs suffered or incurred by the Issuer, Dealer, or any third-party in relation to this Agreement or any Instruction received by it. The Agent shall not be liable for any error of judgement made except the case of negligence or willful misconduct. The Agent shall have no responsibility or liability if DTC fails to perform in any respect.

b.The Issuer, in the absence of, gross negligence or willful misconduct by the Agent, agrees to indemnify the Agent, its directors, officers, employees or agents, and hold them harmless from and against any and all actions, claims (groundless or otherwise) suits, losses, fines, damages, costs, expenses (including, without limitation, reasonable legal fees and disbursements), liabilities, or penalties arising out of the Agent’s having executed this Agreement or otherwise having performed any of its obligations hereunder, or due to any breach of this Agreement by the Issuer.

c.The obligations of the Issuer in this Section 10 shall survive any termination of this Agreement and the issuance and payment of the Notes.

d.NOTWITHSTANDING ANY CONTRARY PROVISION HEREIN, IN NO EVENT SHALL THE AGENT, ITS DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS, BE LIABLE FOR SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT

LIMITED TO LOST PROFITS), EVEN IF THE AGENT HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION. This provision applies without limitation to any damages, or injury arising from any failure of performance, error, omission, interruption, deletion, defect, delay in operation or transmission, computer virus, line system failure, file corruption, network or system outage or loss, use or modification of content or data, even if advised of the possibility of such damages. No third party, including but not limited to any Authorized Representative or Delegate, shall have any right or claim for damages, compensation, or indemnification from the Agent under this Agreement.

e.In no event shall the Agent be liable for any failure or delay in the performance of its obligations hereunder because circumstances beyond the Agent’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, power outages and other utility failures, riot, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement.

SECTION 11.TERMINATION.

a.This Agreement shall terminate on the date that is the earlier of the date on which the Agent or the Issuer has terminated this Agreement in accordance with this section.

b.The Agent may terminate this Agreement at any time with not less than ten (10) days’ prior written notice to the Issuer. The Issuer may terminate this Agreement at any time by not less than ten (10) days’ prior written notice to the Agent. The Issuer shall bear any reasonable costs related to the transfer or completion of the Agent’s responsibilities hereunder.

c.No termination of this Agreement shall affect the rights and obligations of the Issuer and the Agent which have accrued under this Agreement prior to termination. In the event of termination of this Agreement for any reason, the Agent agrees it shall cooperate with the Issuer or its designee for the orderly transition of services hereunder until such time as a replacement for the Agent is appointed by the Issuer. If no successor is appointed within 30 days of the Agent’s resignation or removal, the Agent shall have the right to petition a court of competent jurisdiction to appoint a successor.

SECTION 12.OPINION OF COUNSEL.

The Issuer shall deliver to the Agent all documents it may reasonably request, including, without limitation, an opinion of counsel substantially in the form of Exhibit G hereto.

SECTION 13.PATRIOT ACT.

In order to comply with its duties under the U.S.A. Patriot Act, the Agent shall obtain and verify certain information and documentation from the Issuer, including, but not limited to, the Issuer’s name, address and other identifying information.

SECTION 14.INFORMATION FURNISHED BY THE AGENT.

Upon the reasonable request of the Issuer, the Agent shall provide the Issuer with information with respect to any Note issued and paid hereunder, provided, that the Issuer delivers such request in writing and, to the extent applicable, includes the serial number or note number, principal amount, payee, date of issue, maturity date, amount of interest (if any) and place of payment of such Note.

SECTION 15.NOTICE.

All notices, confirmations and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and shall be sent by first-class mail, postage prepaid, by facsimile, by email with a portable document format or similar attachment or by hand, addressed as follows, or to such other address as the party receiving such notice shall have previously specified to the party sending such notice.

If to the Issuer:

Ecolab Inc.

1 Ecolab Place

St. Paul, Minnesota 55102

Attention: Assistant Treasurer

Tel: (651) 250-4195

Email:

With a copy to:

Ecolab Inc.

1 Ecolab Place

St. Paul, Minnesota 55102

Attention: General Counsel

Email:

If to the Agent:

MUFG Union Bank N.A.

Issuing & Paying Agent Services

222 W Adams St #1850 VO

Chicago, IL 60606

Per Section 4, if the System is inoperable or inaccessible:

Tel: (312) 601-2145 or (312) 601-3959

Fax: (312) 601-3955

Email: IPA@unionbank.com

SECTION 16.CHOICE OF LAW; JURISDICTION; WAIVER OF JURY TRIAL.

a.This Agreement and the Notes shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws provisions thereof.

b.The Issuer and the Agent irrevocably agree that the courts of the United States federal courts or the courts of the State of New York sitting in the Borough of Manhattan are to have non-exclusive jurisdiction to settle disputes or determine any proceedings which may arise out of or in connection with this Agreement, any Instructions or any Notes and that accordingly any proceeding or dispute so arising may be brought in such courts. Each of the Issuer and the Agent irrevocably and unconditionally waives and agrees not to raise any objections which it may have now or subsequently to the laying of the venue of any disputes or proceedings in the courts of New York and any claim that any disputes or proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgment in any disputes and proceedings brought in the courts of New York shall be conclusive and binding upon the Issuer and the Agent and may be enforced in the courts of any other jurisdiction. Nothing in this clause shall limit any right to take disputes or proceedings in one or more jurisdictions or preclude the taking of disputes and proceedings against the Issuer in any other jurisdiction, whether concurrently or not.

THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

SECTION 17.ASSIGNMENT; AMENDMENT.

This Agreement may not be assigned by the Issuer and may not be modified, or amended or supplemented except by a writing or writings duly executed by the duly authorized representatives of the Issuer and the Agent.

SECTION 18.NO PUBLICATION.

Neither the Issuer nor the Agent will use the other’s name or refer to the other party, directly or indirectly, in any solicitation, marketing material, advertisement, news release or other release to any publication without receiving the other parties’ specific prior written approval for each such use or release.

SECTION 19.NO WAIVER.

No failure or delay on the part of any party in exercising any power or right under this Agreement shall operate as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise of any other power or right. Any such waiver shall be effective only in the specific instance and for the purpose for which it is given.

SECTION 20.CONFIDENTIALITY.

All non-public information provided by Issuer shall be treated as confidential and will not be disclosed to third parties unless required by law, except Agent may disclose (a) the identity of Issuer as a client or client reference of Agent; (b) any information to any government regulator of Agent or its affiliated entities and (c) any information to Agent’s affiliated entities and product and service providers to the extent necessary to provide the services under this Agreement.

SECTION 21.BINDING EFFECT; ENTIRE AGREEMENT.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between the Agent and the Issuer with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, communications, discussions and agreements between the parties concerning the subject matter of this Agreement.

SECTION 22.PLURAL TERMS; HEADINGS.

With respect to all references herein to nouns, insofar as the context requires, the singular form shall be deemed to include the plural, and the plural form shall be deemed to include the singular. Titles to Sections of this Agreement are included for convenience or reference only and shall be disregarded in construing the language contained in this Agreement.

SECTION 23. COUNTERPARTS; SEVERABILITY.

This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. This Agreement, signed and transmitted by facsimile or Portable Document Format (PDF), is to be treated as an original document and the signature of any party hereon, if so transmitted, is to be considered as an original signature, and the document so transmitted is to be considered to have the same binding effect as a manual executed original.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 24. BENEFIT OF AGREEMENT.

This Agreement is solely for the benefit of the parties hereto and no other person shall acquire or have any right under or by virtue hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ECOLAB INC., as Issuer

By:	/s/ Kristen L. Bettmann
	Name:	Kristen L. Bettmann
	Title:	Assistant Treasurer

MUFG UNION BANK, N.A., as Agent

By:	/s/ Richard Benjamin
	Name:	Richard Benjamin
	Title:	Director